Exhibit 10.34

*** Text Omitted and Filed Separately

Pursuant to a Confidential Treatment Request

under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2(b)(1)

AMENDMENT ELEVEN

TO PRODUCT PURCHASE AGREEMENT NO. 02542-060507

And

AMENDMENT ONE

TO WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Amendment (“Amendment”) is dated October 31, 2011 (the “Amendment Effective Date”) and is amendment No. 11 to the Product Purchase Agreement No. 02542-060507 with an effective date of November 1, 2007 including all exhibits and amendments thereto, (the “Agreement”) and amendment No. 1 to the Warrant to Purchase shares of Common Stock with a grant date of January 4, 2008, (“Warrant”) between Dot Hill Systems Corp (“Supplier”), a corporation organized and operating under the laws of Delaware with its principal place of business at 1351 S. Sunset Blvd., Longmont, CO 80501, and Hewlett-Packard Company (“HP”), a Delaware corporation, with offices at 3000 Hanover Street, Palo Alto, California 94304. Supplier and HP may be referred to individually as a “Party” and collectively as “Parties.”

WHEREAS, Supplier and HP have entered into that certain Agreement whereby Supplier authorized HP to distribute and promote certain products and services pursuant to the terms and conditions contained therein

WHEREAS, Supplier and HP have also entered into the Warrant whereby Supplier granted HP warrants to purchase Supplier’s common stock;

WHEREAS, Supplier and HP each desires to amend the Agreement and the Warrant.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Section 1.4 of the Agreement (Term of Agreement) is hereby amended and the term of the Agreement is extended for an additional five (5) years from the Amendment Effective Date, extending the term of the Agreement through October 30, 2016.

2.	Section 1 of the Warrant (Exercisability: Term) is hereby amended and the term of the Warrant is extended for an additional five (5) years from the Amendment Effective Date, extending the term through October 30, 2016.

3.	Exhibit R “Protective Rights” is hereby amended by being replaced in full by Exhibit R-11 attached hereto.

4.	Section (new) 4.6.6 Ongoing […***…] The Agreement is hereby amended by the inclusion of the following provision:

“For a period of […***…] following any assignment of the Agreement Supplier will continue with the agreed […***…] process as outlined in Section 4.6 of the Agreement.”

5.	Section (new) Section III Exhibit M Ongoing Assurance of Supply The Agreement is hereby amended by the inclusion of the following provision:

“For a period of […***…] following any assignment of the Agreement Supplier will continue with the agreed Assurance of Supply and Flexibility obligations identified in this Exhibit M of the Agreement.”

***Confidential Treatment Requested

6.	Section (new) 4.4.1 Continued New Product Development The Agreement is hereby amended by the inclusion of the following provision:

“For a period of […***…] following any assignment of the Agreement, Supplier will continue to support HP with any new Products, platforms, features and/or statements of work (“SOW”) for which the specifications have been described and set forth in a memo of understanding (“MOU”), SOW or product requirement document (“PRD”) that has been signed by both parties.”

Except as expressly set forth herein, all other terms and conditions of the Agreement shall continue in full force and effect. Capitalized terms used but not defined herein shall have the meanings given thereto in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment Eleven to be executed by their duly authorized representatives on the dates indicated below.

HEWLETT-PACKARD COMPANY		DOT HILL SYSTEMS CORP.

By:	[...***...]	By:	/s/ Dana Kammersgard

Name:	[...***...]	Name:	Dana Kammersgard

Title:	[...***...]	Title:	CEO

Date:	10-31-2011	Date:	10/31/11

***Confidential Treatment Requested

EXHIBIT R-11

PROTECTIVE RIGHTS AGREEMENT

1. […***…] If prior to the date as of which HP shall take any action to terminate the Agreement (hereinafter the “term of the Agreement”) […***…]; provided, however, that Supplier shall have no obligations under this Section 1 to the extent the Board determines in its sole discretion that […***…] could be a violation of the Board’s fiduciary duties, any other law, rule or regulation applicable to Supplier or any obligations Supplier may have to third parties.

2. Company Information. Supplier agrees that during the term of the Agreement it will make […***…] available to HP on a […***…] to review and discuss […***…]; provided, however, that as a condition to Supplier’s obligations hereunder HP shall enter into a non-disclosure agreement with Supplier in form acceptable to Supplier and, provided further, that Supplier reserves the right to restrict, redact or otherwise exclude HP from any such information, […***…] or portions thereof if Supplier determines in its sole discretion that HP’s access thereto could jeopardize the attorney-client privilege between Supplier and its counsel, result in disclosure of confidential or competitively sensitive information, result in disclosure of matters in which HP or its representative has a conflict of interest with Supplier or be a violation of the Board’s fiduciary duties, any other law, rule or regulation applicable to Supplier or any obligations Supplier may have to third parties.

3. Entire Agreement. This Exhibit constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes, merges and renders void every other prior written and/or oral understanding or agreement among or between the parties hereto.

4. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed delivered when delivered personally or by nationally recognized courier service, addressed as follows: (i) if to HP, at Hewlett-Packard Company, 3000 Hanover Street, MS 1056, Palo Alto, California 94304, attn: General Counsel, or such other address as HP shall have furnished to Supplier by notice, or (ii) if to Supplier, at the address specified on the signature page below, or at such other address as Supplier shall have furnished to HP by notice.

5. Term. This Exhibit shall terminate upon the earlier to occur of:

(a) the closing of a sale or other permanent disposition of all or substantially all of the Supplier’s assets, or (ii) the Supplier’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Supplier’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such; or

(b) the termination or expiration of the Agreement.

HP’s obligations pursuant to the non-disclosure agreement referenced in Section 2 will survive any such termination.

6. Assignment. This Agreement and the rights granted to HP hereunder are personal to HP and may not be assigned to any other person or entity without the express written consent of Supplier.

***Confidential Treatment Requested

7. […***…]

In the event […***…] after the date hereof, it shall […***…]; provided, however, that Supplier shall have no obligations under this Section 7 to the extent the Board determines in its sole discretion that complying with such obligations could be a violation of the Board’s fiduciary duties, any other law, rule or regulation applicable to Supplier. […***…]

***Confidential Treatment Requested